EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the:

          (i) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

          (ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

          (iii) Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

          (iv) Registration  Statement  No.  33-48145  on Form  S-8 and  related
               Prospectus   with  respect  to  the  NL  Industries,   Inc.  1992
               Non-Employee Directors Stock Option Plan.


of our reports dated March 30, 2005, except for the Original Restatement discussed in Note 1 to the consolidated financial statements and the matter related to the Original Restatement discussed in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting as to which date is May 31, 2005, and except for the Current Restatement discussed in Note 1 to the consolidated financial statements and the matter related to the Current Restatement discussed in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting as to which date is December 23, 2005, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of NL Industries, Inc., which appear in this Form 10-K/A.






                                                     PricewaterhouseCoopers LLP



Dallas, Texas
December 23, 2005